UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2020, FibroGen, Inc. (“FibroGen”) entered into a Master Services Agreement (the “MSA”) with Samsung Biologics Co., Ltd. (“Samsung”), pursuant to which Samsung will provide FibroGen with certain biologics manufacturing services in accordance with one or more product specific agreements.

The MSA shall remain in effect for so long as a product specific agreement is in effect. The MSA contains standard termination clauses for material breach and insolvency, as well as standard indemnification obligations of FibroGen and of Samsung.

In connection with the MSA, on November 9, 2020, FibroGen and Samsung entered into a product specific agreement (the “PSA”) for the manufacturing and supply of pamrevlumab drug substance, for clinical and commercial use. The PSA contains product purchase and manufacturing commitments on the part of FibroGen and Samsung, respectively, over the next two years, invoiced on a per-batch basis, as well as technology transfer and other related services. The PSA contains customary limitations on liability, and performance of services thereunder is subject to the terms of the MSA.

The foregoing description of the MSA and PSA are not complete descriptions thereof, and are qualified in their entirety by reference to the full text of the MSA and PSA, which will be filed with the Securities and Exchange Commission as exhibits to FibroGen’s Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.
Dated: November 12, 2020
	By:	/s/ Michael Lowenstein
Michael Lowenstein
Chief Legal Officer